EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES BLC-1

                                DISTRIBUTION DATE
                                 MARCH 15, 2002

                             CUSIP NUMBER 740434709


(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.25% Belo Corp Debentures (the "Underlying Securities"):

             Interest:                              $1,305,145.10
             Principle:                                      0.00
             Premium:                                        0.00


(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

             Paid by the Trust:                             $0.00
             Paid by the Depositor:                     $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

             Interest:                              $1,305,123.75
             Principal:                                     $0.00

             Unpaid Interest Accrued:                       $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current relating assigned to the Certificates.

             Principal Amount:                         $36,004,000
             Interest Rate:                                  7.25%

             Rating:
                        Moody's Investor Service              Baa3
                Standard & Poor's Rating Service              BBB-

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(v)    the aggregate Certificate Principal Balance (or Notional Amount, if
       applicable) of each Class of such Series at the close of business on such Distribution Date.

             Class A: ($25 Stated Amount)
             Initial Principal Balance:                $33,146,000
             Reduction:                                       $(0)

             Principal Balance 03/15/02:               $33,146,000

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